Exhibit 99.1

UMB Financial Corporation 1010 Grand Boulevard Kansas City, MO 64106 816.860.7000 umb.com	News Release

//FOR IMMEDIATE RELEASE//

Media Contact: Kelli Christman: 816.860.5088

Investor Relations Contact: Abby Wendel: 816.860.1685

UMB Financial Corporation Reports Third Quarter 2014 Earnings of $35.6 million, or $0.78 per Diluted Share

Selected third quarter financial highlights:

•	Net loans for the three months ended September 30, 2014 increased 9.2 percent to $7.0 billion compared to the three months ended September 30, 2013

•	Nonperforming loans decreased to 0.46 percent of loans as of September 30, 2014, from 0.48 percent of loans as of September 30, 2013

•	Total assets under management stood at $42.1 billion as of September 30, 2014, an increase of 7.9 percent compared to the third quarter of 2013

•	Company-wide noninterest income was 59.1 percent of total revenue

•	Tier 1 capital ratio remains strong at 13.72 percent

KANSAS CITY, Mo. (October 28, 2014) – UMB Financial Corporation (Nasdaq: UMBF), a diversified financial holding company, announced earnings for the three months ended September 30, 2014 of $35.6 million or $0.79 per share ($0.78 diluted). This is an increase of $1.2 million, or 3.5 percent, compared to third quarter 2013 earnings of $34.4 million or $0.85 per share ($0.83 diluted). Earnings for the nine months ended September 30, 2014, were $93.7 million or $2.09 per share ($2.06 diluted) or a decrease of $5.6 million, or 5.6 percent, compared to the prior year-to-date earnings of $99.3 million or $2.47 per share ($2.44 diluted).

“In the third quarter, UMB delivered sound results against our business model that emphasizes diverse revenue sources, high quality credit, a strong balance sheet and low-cost funding,” said Mariner Kemper, Chairman and Chief Executive Officer. “Noninterest income growth was diversified across our lines of business, allowing us to remain well-positioned in the existing low interest rate environment.

“Average loans and deposits grew, profit margins for our nonbank segments improved, and total company revenue expanded in the third quarter, year-over-year,” continued Kemper. “Our strategy to shift our earning asset mix to loans remains a top priority. Commercial lending teams in Kansas City, Dallas/Ft. Worth and Phoenix led the way with loan growth resulting in an average loan-to-deposit ratio of 55.9 percent for the third quarter compared to 54.4 percent in the third quarter 2013. Margin was flat on a linked quarter basis.”

Net Interest Income and Margin

Net interest income for the third quarter of 2014 increased $2.0 million, or 2.3 percent, compared to the same period in 2013. Average earning assets increased by $719.9 million, or 5.2 percent, compared to the third quarter of 2013. This increase was due to a $578.0 million, or 9.0 percent, increase in average loans, and a $158.9 million, or 46.4 percent, increase in interest-bearing due from banks. Net interest margin decreased eight basis points to 2.53 percent for the three months ended September 30, 2014, compared to the same quarter in 2013.

Noninterest Income and Expense

Noninterest income increased $4.9 million, or 4.0 percent, for the three months ended September 30, 2014, compared to the same period in 2013. This increase is attributable to increased trust and securities processing income of $5.6 million, or 8.2 percent, for the three months ended September 30, 2014, compared to the same period in 2013. The increase in trust and securities processing income was primarily due to a $4.1 million, or 20.0 percent, increase in fees related to institutional and personal investment management services, and a $2.3 million, or 11.1 percent, increase in fund administration and custody services, offset by a $1.6 million, or 6.6 percent decrease, in advisory fee income from the Scout Funds. Bankcard fees increased $1.9 million, or 12.7 percent, due to an increase in interchange income. These increases were offset by a decrease in gains on sales of securities available for sale of $1.1 million, a decrease in equity earnings on alternative investments related to Prairie Capital Management (“PCM”) equity method investments of $1.4 million, and a decrease in other noninterest income of $1.2 million for the three months ended September 30, 2014, compared to the same period in 2013.

In discussing fee businesses, Kemper said, “total assets under management grew to $42.1 billion, assets under administration totaled $210.6 billion, and card purchase volume topped $2.1 billion. Our differentiated business model – with more than half of revenue coming from fee businesses – provides us an enviable position among our peers and the industry.”

Noninterest expense increased $8.4 million, or 5.5 percent, for the three months ended September 30, 2014, compared to the same period in 2013. This increase is driven by higher salaries and employee benefits expense of $6.3 million due to increases in salaries and wages of $3.2 million, or 5.9 percent, and an increase in commissions and bonuses of $3.2 million or 20.3 percent. Equipment expense increased by $1.2 million, or 9.9 percent, due to an increase in computer hardware and software expenses.

Balance Sheet

Average total assets for the three months ended September 30, 2014, were $15.6 billion compared to $14.9 billion for the same period in 2013, an increase of $0.7 billion, or 4.8 percent. Average earning assets increased by $0.7 billion for the period, or 5.2 percent.

Average loan balances for the three months ended September 30, 2014, increased $578.0 million, or 9.0 percent, to $7.0 billion compared to the same period in 2013. Actual loan balances on September 30, 2014, were $7.1 billion, an increase of $0.6 billion, or 9.2 percent, compared to September 30, 2013. This increase was primarily driven by an increase in commercial real estate loans of $171.7 million, or 10.5 percent, an increase in commercial loans of $162.9 million, or 4.8 percent, and an increase in construction loans of $123.2 million. Nonperforming loans, defined as nonaccrual loans and restructured loans, increased to $32.7 million on September 30, 2014, from $31.3 million on September 30, 2013. As a percentage of loans, nonperforming loans decreased to 0.46 percent as of September 30, 2014, compared to 0.48 percent as of September 30, 2013. The company’s allowance for loan losses totaled $77.3 million, or 1.09 percent of loans, as of September 30, 2014, compared to $74.9 million, or 1.15 percent of loans, as of September 30, 2013.

For the three months ended September 30, 2014, average securities, including trading securities, totaled $7.0 billion. This is a decrease of $31.5 million, or 0.4 percent, from the same period in 2013.

Average total deposits increased $717.1 million, or 6.1 percent, to $12.5 billion for the three months ended September 30, 2014, compared to the same period in 2013. Average noninterest-bearing demand deposits increased $390.9 million, or 8.4 percent, compared to 2013. Average interest-bearing deposits increased by $326.2 million, or 4.6 percent, in 2014 as compared to 2013. Total deposits as of September 30, 2014, were $12.8 billion, compared to $13.0 billion as of September 30, 2013, a 2.2 percent decrease. Also, as of September 30, 2014, noninterest-bearing demand deposits were 42.9 percent of total deposits, compared to 43.2 percent as of September 30, 2014.

As of September 30, 2014, UMB had total shareholders’ equity of $1.6 billion, an increase of 10.4 percent as compared to the same period in 2013.

Year-to-Date

Earnings for the nine months ended September 30, 2014, were $93.7 million or $2.09 per share ($2.06 diluted). This is a decrease of $5.6 million, or 5.6 percent, compared to the prior year-to-date earnings of $99.3 million or $2.47 per share ($2.44 diluted).

Net interest income for the nine months ended September 30, 2014, increased $11.8 million, or 4.8 percent, compared to the same period in 2013. Average earning assets increased by $1.1 billion, or 7.7 percent, compared to the same period in 2013. This increase was due to a $726.0 million, or 11.8 percent, increase in average loans, and a $354.2 million, or 61.0 percent, increase in interest-bearing due from banks. Net interest margin decreased eight basis points to 2.48 percent for the nine months ended September 30, 2014, compared to the same period in 2013.

Noninterest income increased $27.2 million, or 7.6 percent, to $383.4 million for the nine months ended September 30, 2014, as compared to the same period in 2013. The increase in noninterest income is primarily driven by increased trust and securities processing income of $24.7 million, or 12.7 percent. The increase in trust and securities processing income was primarily due to a $10.9 million, or 18.1 percent, increase in fees related to institutional and personal investment management services, a $6.7 million, or 11.4 percent, increase in fund administration and custody services, and a $4.8 million, or 7.1 percent, increase in advisory fee income from the Scout Funds. Additional increases in noninterest income include a $4.6 million increase in equity earnings on alternative investments due to unrealized gains on PCM equity method investments and a $2.9 million, or 28.1 percent, increase in other noninterest income. The increase in other noninterest income is driven by a $2.8 million gain on the sale of a branch property during the first nine months of 2014 compared to the same period in 2013. These increases were offset by a decrease in gains on sales of securities available for sale of $4.5 million in the first nine months of 2014 compared to the same period in 2013.

Noninterest expense increased $46.5 million, or 10.2 percent, for the nine months ended September 30, 2014, compared to the same period in 2013. This increase is driven by an increase in salaries and employee benefits expense of $17.5 million, or 7.0 percent, a $20.3 million increase in the contingency reserve, and a $5.0 million, or 24.1 percent, increase in other noninterest expense. Other noninterest expense increased $3.0 million due to fair value adjustments on contingent consideration liabilities on acquisitions and $1.3 million due to fair value adjustments on interest rate swap transactions.

Dividend Declaration

At the company’s quarterly board meeting, the Board of Directors declared a $0.235 quarterly cash dividend, which represents a 4.4 percent increase compared to the last quarterly dividend, payable on January 2, 2015, to shareholders of record at the close of business on December 10, 2014.

Conference Call

The company plans to host a conference call to discuss its 2014 third quarter earnings results on Oct. 29, 2014, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 888-337-8169 or (U.S.) 719-325-2144 and entering conference identification number 8835300. The live call can also be accessed by visiting the investor relations area of umb.com or by using the following the link:

http://event.on24.com/r.htm?e=861949&s=1&k=BF04BE655704A30A88C6CEEF87C86D48

A replay of the conference call may be heard until Nov. 12, 2014, by calling (toll-free) 888-203-1112 or (U.S.) 719-457-0820. The replay pass code required for playback is 8835300. The call replay may also be accessed via the company’s website umb.com by visiting the investor relations area.

Forward-Looking Statements:

This release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2013, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the SEC. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a diversified financial holding company headquartered in Kansas City, Mo., offering complete banking services, payment solutions, asset servicing and institutional investment management to customers. UMB operates banking and wealth management centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas. Subsidiaries of the holding company include companies that offer services to mutual funds and alternative-investment entities and registered investment advisors that offer equity and fixed income strategies to institutions and individual investors. For more information, visit umb.com, umbfinancial.com, blog.umb.com or follow us on Twitter at @UMBBank, Facebook at facebook.com/UMBBank and LinkedIn at linkedin.com/company/umb-bank.

Consolidated Balance Sheets	UMB Financial Corporation
(unaudited, dollars in thousands)

	September 30,
	2014	2013
Assets
Loans	$7,103,163	$6,506,902
Allowance for loan losses	(77,316)	(74,938)

Net loans	7,025,847	6,431,964

Loans held for sale	1,718	3,033
Investment securities:
Available for sale	6,759,803	6,697,997
Held to maturity	237,961	175,993
Trading securities	31,790	54,994
Federal Reserve Bank Stock and other	71,192	31,478

Total investment securities	7,100,746	6,960,462

Federal funds and resell agreements	65,255	54,434
Interest-bearing due from banks	986,428	1,357,881
Cash and due from banks	395,956	604,592
Bank premises and equipment, net	257,341	247,827
Accrued income	77,263	72,030
Goodwill	209,758	209,758
Other intangibles	46,966	58,749
Other assets	116,750	183,503

Total assets	$16,284,028	$16,184,233

Liabilities
Deposits:
Noninterest-bearing demand	$5,467,810	$5,628,258
Interest-bearing demand and savings	6,324,535	6,248,189
Time deposits under $100,000	434,863	593,275
Time deposits of $100,000 or more	526,229	571,322

Total deposits	12,753,437	13,041,044

Federal funds and repurchase agreements	1,711,809	1,527,964
Short-term debt	—	211
Long-term debt	7,067	5,130
Accrued expenses and taxes	161,194	130,398
Other liabilities	35,172	15,831

Total liabilities	14,668,679	14,720,578

Shareholders’ Equity
Common stock	55,057	55,057
Capital surplus	891,353	862,153
Retained earnings	947,664	860,138
Accumulated other comprehensive income (loss)	1,827	(15,678)
Treasury stock	(280,552)	(298,015)

Total shareholders’ equity	1,615,349	1,463,655

Total liabilities and shareholders’ equity	$16,284,028	$16,184,233

Consolidated Statements of Income	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Interest Income
Loans	$61,636	$59,125	$180,844	$170,459
Securities:
Taxable Interest	18,884	19,017	56,866	56,325
Tax-exempt interest	9,745	10,338	29,450	30,216

Total securities income	28,629	29,355	86,316	86,541
Federal funds and resell agreements	87	62	166	126
Interest bearing due from banks	426	276	2,015	1,276
Trading securities	39	278	311	808

Total interest income	90,817	89,096	269,653	259,210

Interest Expense
Deposits	3,015	3,097	9,166	10,222
Federal funds and repurchase agreements	358	385	1,293	1,443
Other	(82)	69	53	190

Total interest expense	3,291	3,551	10,512	11,855

Net interest income	87,526	85,545	259,141	247,355
Provision for loan losses	4,500	6,500	14,000	13,500

Net interest income after provision for loan losses	83,026	79,045	245,141	233,855

Noninterest Income
Trust and securities processing	74,062	68,465	218,982	194,263
Trading and investment banking	3,826	3,792	14,558	16,324
Service charges on deposits	21,634	21,036	63,819	63,441
Insurance fees and commissions	911	869	2,246	3,066
Brokerage fees	3,276	2,895	8,166	8,727
Bankcard fees	17,121	15,196	49,929	47,666
Gains on sales of securities available for sale	26	1,140	4,065	8,552
Equity earnings on alternative investments	2,470	3,876	8,462	3,876
Other	3,149	4,356	13,213	10,311

Total noninterest income	126,475	121,625	383,440	356,226

Noninterest Expense
Salaries and employee benefits	90,041	83,733	268,454	251,000
Occupancy, net	10,475	10,016	29,885	29,175
Equipment	13,408	12,205	38,991	36,012
Supplies, postage and telephone	4,817	4,761	15,008	14,611
Marketing and business development	6,057	5,536	16,966	15,514
Processing fees	14,085	14,471	42,553	42,854
Legal and consulting	4,496	4,433	12,500	12,877
Bankcard	4,097	4,561	12,782	13,817
Amortization of other intangibles	3,043	3,245	9,219	10,054
Regulatory fees	2,577	2,670	7,802	7,066
Contingency Reserve	—	—	20,272	—
Other	8,365	7,432	25,781	20,772

Total noninterest expense	161,461	153,063	500,213	453,752
Income before income taxes	48,040	47,607	128,368	136,329
Income tax provision	12,410	13,175	34,653	37,027

Net income	$35,630	$34,432	$93,715	$99,302

Per Share Data
Net income- Basic	$0.79	$0.85	$2.09	$2.47
Net income- Diluted	0.78	0.83	2.06	2.44
Dividends	0.225	0.215	0.675	0.645
Weighted average shares outstanding	44,890,309	40,698,700	44,819,125	40,185,351

Statements of Consolidated Comprehensive Income (Loss)	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2014	2013	2014	2013
Net Income	$35,630	$34,432	$93,715	$99,302
Other comprehensive (loss) income, net of tax:
Unrealized (losses) gains on securities:
Change in unrealized holding (losses) gains, net	(24,213)	11,694	59,156	(151,721)
Less: Reclassifications adjustment for gains included in net income	(26)	(1,140)	(4,065)	(8,552)

Change in unrealized (losses) gains on securities during the period	(24,239)	10,554	55,091	(160,273)
Income tax expense (benefit)	9,165	(4,005)	(20,624)	59,007

Other comprehensive (loss) income	(15,074)	6,549	34,467	(101,266)

Comprehensive income (loss)	$20,556	$40,981	$128,182	$(1,964)

Consolidated Statements of Shareholders’ Equity	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)

	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total
Balance—January 1, 2013	$55,057	$732,069	$787,015	$85,588	$(380,384)	$1,279,345
Total comprehensive income (loss)	—	—	99,302	(101,266)	—	(1,964)
Cash dividends ($0.645 per share)	—	—	(26,179)	—	—	(26,179)
Purchase of treasury stock	—	—	—	—	(2,551)	(2,551)
Issuance of equity awards	—	(2,189)	—	—	2,638	449
Recognition of equity based compensation	—	6,319	—	—	—	6,319
Net tax benefit related to equity compensation plans	—	963	—	—	—	963
Sale of treasury stock	—	367	—	—	172	539
Exercise of stock options	—	2,916	—	—	2,641	5,557
Common stock issuance	—	121,708	—	—	79,469	201,177

Balance – September 30, 2013	$55,057	$862,153	$860,138	$(15,678)	$(298,015)	$1,463,655

Balance—January 1, 2014	$55,057	$882,407	$884,630	$(32,640)	$(283,389)	$1,506,065
Total comprehensive income	—	—	93,715	34,467	—	128,182
Cash dividends ($0.675 per share)	—	—	(30,681)	—	—	(30,681)
Purchase of treasury stock	—	—	—	—	(3,858)	(3,858)
Issuance of equity awards	—	(2,624)	—	—	3,114	490
Recognition of equity based compensation	—	7,224	—	—	—	7,224
Net tax benefit related to equity compensation plans	—	1,507	—	—	—	1,507
Sale of treasury stock	—	455	—	—	244	699
Exercise of stock options	—	2,384	—	—	3,337	5,721

Balance – September 30, 2014	$55,057	$891,353	$947,664	$1,827	$(280,552)	$1,615,349

Average Balances / Yields and Rates	UMB Financial Corporation
(tax—equivalent basis) (unaudited, dollars in thousands)

	Three Months Ended September 30,
	2014		2013
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Assets
Loans, net of unearned interest	$6,996,363	3.50%	$6,418,368	3.65%
Securities:
Taxable	4,864,337	1.54	4,835,235	1.56
Tax-exempt	2,128,281	2.80	2,150,108	2.95

Total securities	6,992,618	1.92	6,985,343	1.99
Federal funds and resell agreements	61,161	0.56	46,593	0.53
Interest-bearing due from banks	501,157	0.34	342,307	0.32
Trading securities	24,550	0.95	63,302	1.85

Total earning assets	14,575,849	2.62	13,855,913	2.71
Allowance for loan losses	(77,347)		(72,792)
Other assets	1,139,820		1,140,648

Total assets	$15,638,322		$14,923,769

Liabilities and Shareholders’ Equity
Interest-bearing deposits	$7,444,093	0.16%	$7,117,927	0.17%
Federal funds and repurchase agreements	1,347,665	0.11	1,764,082	0.09
Borrowed funds	5,728	(5.68)	4,688	5.84

Total interest-bearing liabilities	8,797,486	0.15	8,886,697	0.16
Noninterest-bearing demand deposits	5,060,662		4,669,742
Other liabilities	167,704		107,000
Shareholders’ equity	1,612,470		1,260,330

Total liabilities and shareholders’ equity	$15,638,322		$14,923,769

Net interest spread		2.47%		2.55%
Net interest margin		2.53		2.61

	Nine Months Ended September 30,
	2014		2013
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Assets
Loans, net of unearned interest	$6,858,874	3.53%	$6,132,892	3.72%
Securities:
Taxable	4,862,439	1.56	4,894,956	1.54
Tax-exempt	2,114,251	2.87	2,086,482	2.99

Total securities	6,976,690	1.96	6,981,438	1.97
Federal funds and resell agreements	40,461	0.55	31,519	0.53
Interest-bearing due from banks	934,532	0.29	580,309	0.29
Trading securities	33,257	1.46	62,470	1.89

Total earning assets	14,843,814	2.57	13,788,628	2.67
Allowance for loan losses	(76,100)		(71,438)
Other assets	1,153,074		1,144,064

Total assets	$15,920,788		$14,861,254

Liabilities and Shareholders’ Equity
Interest-bearing deposits	$7,511,115	0.16%	$7,026,963	0.19%
Federal funds and repurchase agreements	1,534,966	0.11	1,762,087	0.11
Borrowed funds	5,735	1.24	4,888	5.20

Total interest-bearing liabilities	9,051,816	0.16	8,793,938	0.18
Noninterest-bearing demand deposits	5,126,660		4,644,338
Other liabilities	160,140		145,533
Shareholders’ equity	1,582,172		1,277,445

Total liabilities and shareholders’ equity	$15,920,788		$14,861,254

Net interest spread		2.41%		2.49%
Net interest margin		2.48		2.56

THIRD QUARTER 2014 FINANCIAL HIGHLIGHTS	UMB Financial Corporation
(unaudited, dollars in thousands, except share and per share data)

Nine Months Ended September 30	2014	2013
Net interest income	$259,141	$247,355
Provision for loan losses	14,000	13,500
Noninterest income	383,440	356,226
Noninterest expense	500,213	453,752
Income before income taxes	128,368	136,329
Net income	93,715	99,302
Net income per share—Basic	2.09	2.47
Net income per share—Diluted	2.06	2.44
Return on average assets	0.79%	0.89%
Return on average equity	7.92%	10.39%

Three Months Ended September 30
Net interest income	$87,526	$85,545
Provision for loan losses	4,500	6,500
Noninterest income	126,475	121,625
Noninterest expense	161,461	153,063
Income before income taxes	48,040	47,607
Net income	35,630	34,432
Net income per share—Basic	0.79	0.85
Net income per share—Diluted	0.78	0.83
Return on average assets	0.90%	0.92%
Return on average equity	8.77%	10.84%

At September 30
Assets	$16,284,028	$16,184,233
Loans, net of unearned interest	7,103,163	6,506,902
Securities	7,100,746	6,960,462
Deposits	12,753,437	13,041,044
Shareholders’ equity	1,615,349	1,463,655
Book value per share	35.51	32.85
Market price per share	54.55	54.34
Equity to assets	9.92%	9.04%
Allowance for loan losses	$77,316	$74,938
As a % of loans	1.09%	1.15%
Nonaccrual and restructured loans	$32,662	$31,260
As a % of loans	0.46%	0.48%
Loans over 90 days past due	$4,678	$3,780
As a % of loans	0.07%	0.06%
Other real estate owned	$1,369	$1,441
Net loan charge-offs quarter-to-date	$3,985	$3,209
As a % of average loans	0.23%	0.20%
Net loan charge-offs year-to-date	$11,434	$9,988
As a % of average loans	0.22%	0.22%
Common shares outstanding	45,485,313	44,554,834

Average Balances Nine Months Ended September 30
Assets	$15,920,788	$14,861,254
Loans, net of unearned interest	6,858,874	6,132,892
Securities	7,009,947	7,043,908
Deposits	12,637,775	11,671,301
Shareholders’ equity	1,582,172	1,277,445

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)

	Three Months Ended September 30, 2014
	Bank	Payment Solutions	Institutional Investment Management	Asset Servicing	Total
Net interest income	$72,906	$13,442	$—	$1,178	$87,526
Provision for loan losses	2,446	2,054	—	—	4,500
Noninterest income	48,385	21,579	33,919	22,592	126,475
Noninterest expense	99,307	22,056	20,910	19,188	161,461

Income before taxes	19,538	10,911	13,009	4,582	48,040
Income tax expense	5,081	2,795	3,350	1,184	12,410

Net income	$14,457	$8,116	$9,659	$3,398	$35,630

Average assets	$11,639,000	$2,823,000	$74,000	$1,102,000	$15,638,000

	Three Months Ended September 30, 2013
	Bank	Payment Solutions	Institutional Investment Management	Asset Servicing	Total
Net interest income	$73,419	$11,587	$(11)	$550	$85,545
Provision for loan losses	1,833	4,667	—	—	6,500
Noninterest income	48,945	18,409	33,842	20,429	121,625
Noninterest expense	93,150	21,658	21,054	17,201	153,063

Income before taxes	27,381	3,671	12,777	3,778	47,607
Income tax expense	6,922	1,283	3,506	1,464	13,175

Net income	$20,459	$2,388	$9,271	$2,314	$34,432

Average assets	$11,128,000	$1,727,000	$76,000	$1,993,000	$14,924,000

	Nine Months Ended September 30, 2014
	Bank	Payment Solutions	Institutional Investment Management	Asset Servicing	Total
Net interest income	$216,508	$38,220	$(3)	$4,416	$259,141
Provision for loan losses	7,558	6,442	—	—	14,000
Noninterest income	151,843	62,998	102,014	66,585	383,440
Noninterest expense	308,013	67,680	68,848	55,672	500,213

Income before taxes	52,780	27,096	33,163	15,329	128,368
Income tax expense	14,326	7,272	8,887	4,168	34,653

Net income	$38,454	$19,824	$24,276	$11,161	$93,715

Average assets	$11,914,000	$2,350,000	$74,000	$1,583,000	$15,921,000

	Nine Months Ended September 30, 2013
	Bank	Payment Solutions	Institutional Investment Management	Asset Servicing	Total
Net interest income	$211,238	$34,327	$(22)	$1,812	$247,355
Provision for loan losses	3,770	9,730	—	—	13,500
Noninterest income	148,129	56,486	91,550	60,061	356,226
Noninterest expense	277,226	63,626	58,754	54,146	453,752

Income before taxes	78,371	17,457	32,774	7,727	136,329
Income tax expense	19,629	5,464	8,880	3,054	37,027

Net income	$58,742	$11,993	$23,894	$4,673	$99,302

Average assets	$11,145,000	$1,770,000	$79,000	$1,867,000	$14,861,000